Exhibit 3.221

LC0571507 Date Filed: 03/02/2004 Matt Blunt Secretary of State

State of Missouri

Matt Blunt, Secretary of State

Corporations Division

P.O. Box 778600

W. Main Street, Rm 322

Jefferson City, MO 65102

Articles of Organization

(Submit in duplicate with filing fee of $105)

1.	The name of the limited liability company is:

Midwest Division - RBH, LLC

(Must include “Limited Liability Company, “ “Limited Company,” “LC,” “L.C.,” “L.L.C.,” or “LLC”)

2.	The purpose(s) for which the limited liability company is organized:

Healthcare related services

3.	The name and address of the limited liability company’s registered agent in Missouri is:

STK Registered Agent, Inc.	120 W. 12th St., Ste. 1800	Kansas City, MO 64105
Name	Street Address: May not use P.O. Box unless street address also provided	City/State/Zip

4.	The management of the limited liability company is vested in one or more managers: ☒ Yes ☐ No

5.	The events, if any, on which the limited liability company is to dissolve or the number of years the limited liability company is to continue, which may be any number or perpetual:

Perpetual

(The answer to this question could cause possible tax consequences, you may wish to consult with your attorney or accountant)

6.	The name(s) and street address(es) of each organizer (Post Office box alone not acceptable):

Dora A. Blackwood – One Park Plaza, Nashville, TN 37203

7.	For tax purposes, is the limited liability company considered a corporation?: ☐ Yes ☒ No

8.	The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless you indicate a future date, as follows:

                        (Date may not be more than 90 days after the filing date in this office)

In Affirmation thereof, the facts stated above are true:

	Dora A. Blackwood	3/01/2004
(Organizer Signature)	(Printed Name)	(Date)

(Organizer Signature)	(Printed Name)	(Date)

(Organizer Signature)	(Printed Name)	(Date)